UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 10, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 10, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today the availability of a new Diabetes Patient Education report for type 2 diabetes patients that aligns with the American Diabetes Association (Association) “Standards of Medical Care in Diabetes - 2015,” which was published as a supplement to the January 2015 edition of the Association’s Diabetes Care journal. LabCorp’s Diabetes Patient Education report is a patient-specific education tool that graphically displays results for key tests used to monitor diabetes and its complications, such as hemoglobin A1c (HbA1c), LDL cholesterol, and urine albumin. The report provides, in patient-friendly terms, guidance to help understand test results and suggestions on how to maintain or improve diabetes control and overall cardiovascular risk, focusing on dietary and lifestyle changes. These reports can be conveniently ordered by clinicians treating patients with elevated HbA1c results or a diagnosis of type 2 diabetes. The reports are part of a suite of decision support tools available from LabCorp to assist clinicians and patients in the management of common chronic diseases, such as cardiovascular disease, chronic kidney disease and now, type 2 diabetes.

Exhibits

99.1	Press Release dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

February 10, 2015